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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of American Financial Group, Inc., for the registration of 4,600,000 shares of its Common Stock, of (a) the report of Deloitte & Touche LLP dated February 15, 1995 (March 23, 1995 with respect to the acquisition of American Financial Corporation as discussed in Note 2 to the financial statements) relating to the consolidated financial statements of American Premier Underwriters, Inc. and (b) the report of Deloitte & Touche dated February 18, 1994 relating to the consolidated financial statements of General Cable Corporation, both appearing in the American Financial Corporation Annual Report on Form 10-K for the year ended December 31, 1994, and to the reference to Deloitte & Touche LLP and Deloitte & Touche under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                            DELOITTE & TOUCHE LLP

Cincinnati, Ohio
November 17, 1995

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